LICENSE AGREEMENT BETWEEN VANDERBILT UNIVERSITY AND PARKER-HANNIFIN CORPORATION Table of Contents Article 1 DEFINITION OF TERMS .............................................................................................. 2 Article 2 GRANT ............................................................................................................................ 7 Article 3 FINANCIAL CONSIDERATIONS .............................................................................. 10 Article 4 DILIGENCE .................................................................................................................. 12 Article 5 ........................................................................................................................................ 13 RECORDS, REPORTS AND PAYMENTS ................................................................................ 13 Article 6 PATENT PROSECUTION AND ENFORCEMENT ................................................... 15 Article 7 DURATION AND TERMINATION ............................................................................ 19 Article 8 CONFIDENTIALITY ................................................................................................... 21 Article 9 DISPUTE RESOLUTION ............................................................................................. 22 Article 10 INDEMNIFICATION AND INSURANCE ................................................................ 24 Article 11 WARRANTIES AND DISCLAIMERS ...................................................................... 26 Article 12 COMPLIANCE ........................................................................................................... 28 Article 13 NON-USE OF NAMES AND PUBLICITY ............................................................... 29 Article 14 ASSIGNMENT ............................................................................................................ 29 Article 15 MISCELLANEOUS .................................................................................................... 30 Appendix A LICENSED PATENTS ............................................................................................ 33 Appendix B LICENSED SOFTWARE ........................................................................................ 34 Appendix C TECHNICAL INFORMATION .............................................................................. 35 Appendix D QUARTERLY REPORTS ....................................................................................... 36 CONFIDENTIAL -Page 2 of 36- LICENSE AGREEMENT BETWEEN VANDERBILT UNIVERSITY AND PARKER-HANNIFIN CORPORATION This Agreement, by and between Vanderbilt University, a not-for-profit corporation, organized and existing under the laws of the state of Tennessee (“Vanderbilt”), and Parker- Hannifin Corporation, a corporation organized and existing under the laws of the State of Ohio, with a principal place of business at 6035 Parkland Boulevard, Cleveland, Ohio 44124 (together with its Affiliates, collectively “Parker”) (each a “Party” and collectively the “Parties”), is effective as of March 1, 2022 (the “Effective Date”). RECITALS WHEREAS, the Vanderbilt Swing-Assist Microprocessor Controlled Knee (SA-MPK) was developed by Prof. Michael Goldfarb and others named as inventors on the Licensed Patents (the “Inventors”); WHEREAS Parker wishes to obtain a license under the Licensed Patents and associated Technical Information and Software to develop and commercialize products, and Parker is capable of and committed to developing and commercializing products utilizing such rights; and WHEREAS, Vanderbilt is willing to grant such a license to Parker, in consideration of Parker’s satisfaction of its obligations hereunder, and for other good and valuable consideration as set forth below. NOW, THEREFORE, the Parties agree as follows: Article 1 DEFINITION OF TERMS 1.1 “Affiliate” shall mean, with respect to an entity, any other entity that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with such entity. With respect to an entity, the terms “own” and “control” shall mean (a) possession, the right to possession or beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities; (b) the power to direct management and policies; (c) the power to appoint or remove a majority of the board of directors or trustees; and/or (d) the right to receive 50% or more of the profits or earnings or the right to 50% or more of the net assets. The term “entity” includes without limitation any individual, corporation, or other organization. 1.2 “Confidential Information” shall mean any information exchanged between Vanderbilt and Parker, regarding the Licensed Patents or this Agreement and/or the performance of either Party hereunder, either orally or in writing or other tangible medium, provided that (except for information provided under Section 6.1) if the information is provided in writing or other tangible medium it is marked “Confidential,” and if the information is provided verbally or visually it is CONFIDENTIAL -Page 3 of 36- identified as confidential at the time of disclosure and thereafter promptly reduced to a writing marked “Confidential.” The obligations under Article 8 (Confidentiality) shall not apply to that part of the Confidential Information that (i) is or becomes known to the public without fault of the Party receiving the information; (ii) the receiving Party can establish that it knew prior to the receipt of the same from the disclosing Party; (iii) is obtained from a third party having the right to disclose same without breach of any obligation of confidentiality to the disclosing Party; (iv) is developed by the receiving Party independently of and without reference to the information or (v) the disclosure of such information is inherent in Parker's manufacture, use, sale, or offer for sale of Licensed Products. For the avoidance of doubt, information provided to Parker by employees of Vanderbilt University Medical Center on behalf of Vanderbilt shall be Vanderbilt Confidential Information. 1.3 “Fair Market Value” shall mean the cash consideration that Parker or its Sublicensee would realize from a non-Affiliate, independent buyer in an arm’s length sale of an identical item or right sold in the same quantity and at the same time and place of the transaction. 1.4 “Field” shall mean collectively: 1.4.1 Field 1: All fields of use; and 1.4.2 Field 2: All fields of use except human prosthetics and orthotics as applied to ankle joints. 1.5 “Issue Fee” shall have the meaning given in Section 3.1. 1.6 “Licensed Patents” shall mean the patent applications and issued patents listed in Category 1 and Category 2 of Appendix A, attached hereto and made a part hereof; any divisions, continuations, substitutes, reexaminations or patents issuing thereon or reissues thereof; and any and all United States and foreign patents and patent applications corresponding in whole or in part thereto, or which claim priority thereto, all to the extent controlled by Vanderbilt. Licensed Patents shall also include continuations-in-part when such continuations-in-part constitute ordinary improvements to the patents applications and issued patents listed in Category 1 and Category 2 of Appendix A provided that such ordinary improvements are made by March 1, 2024. 1.7 “Licensed Product” shall mean any product, process, or service in the Field: 1.7.1 the making, use, sale, offer to sell, or import of which in any country is covered by (in whole or in part), or absent the license granted herein would infringe, one or more Valid Claims in that country; 1.7.2 that is made, uses, or is used by or in a process in any country that is covered by (in whole or in part), or absent the license granted herein would infringe, one or more Valid Claims in that country (the Licensed Products included under Paragraphs 1.7.1 and 1.7.2 of this Section being referred to hereinafter as “Licensed Patent Products” irrespective of whether such Licensed Products may also be covered by Paragraph 1.7.3 hereinbelow); and/or 1.7.3 includes part or all of the Licensed Software and/or which is covered in whole or in part by any copyrights in and to the Licensed Software (the Licensed Products included only CONFIDENTIAL -Page 4 of 36- under Paragraph 1.7.3 of this Section, i.e., Licensed Products which are not Licensed Patent Products, being referred to hereinafter as “Licensed Software Products”). 1.8 “Minimum Annual Royalty” shall have the meaning given in Section 3.6. 1.9 “Net Sales” shall mean 1.9.1 The gross amount billed by Parker and Sublicensees for the sale of Licensed Products less the following to the extent appropriately documented: (i) customary trade discounts, allowances, offsets or rebates actually allowed or paid by Parker; (ii) credits or allowances actually allowed upon claims or returns; (iii) to the extent separately stated on purchase orders, invoices or other documents of sale, taxes, tariffs, consular fees, and duties levied on and/or other governmental charges made as to sale or transportation and paid by or on behalf of Parker or Sublicensees; and (iv) reasonable costs or charges for insurance, delivery, or freight, and transportation, if separately stated. No deductions will be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by Parker or Sublicensees, and on its payroll or for the cost of collections. 1.9.2 In the case of a sale of a Licensed Product within Parker or between or among Parker, a Sublicensee or their Affiliates for further sale by such transferee, Net Sales shall be based on the gross amount billed for the first sale of such Licensed Product, less any of the applicable items (i)-(iv) listed in Section 1.9.1, to (i) an entity other than Parker, a Sublicensee or their Affiliates or (ii) a transferee that is the final purchaser or transferee. 1.9.3 If Licensed Product is not billed, or is billed or otherwise sold to a person, firm, corporation, subsidiary, division, or other entity directly or indirectly controlling, controlled by, under common control with, or enjoying a specially favored course of dealing with Parker at a discounted price that is substantially lower than the customary prices charged by Parker or Sublicensee, or billed or otherwise sold for non-monetary consideration (whether or not at a discount), Net Sales will be calculated based on the average non-discounted amount charged for such Licensed Product in an arms-length transaction to a non-Affiliate, independent third party during the same Parker Financial Year quarter in the same country or, in the absence of such sales, on the Fair Market Value of such Licensed Product. 1.9.4 Running royalties for Licensed Products will be applied to the Net Sales recognized by Parker following Generally Accepted Accounting Principles (GAAP) for the respective Parker Financial Year. 1.10 “Patent Challenge” shall mean any direct or indirect dispute, challenge, or assistance in the challenge of the validity, patentability, scope, construction, enforceability, non-infringement or Vanderbilt’s ownership of any subject matter in the Licensed Patents or any claims thereof, including but not limited to opposition or assistance in the opposition of the grant of any letters patent comprising the Licensed Patents, in any legal or, administrative proceedings, including in a court of law, before the United States Patent and Trademark Office or other agency or tribunal in any jurisdiction, or in arbitration. 1.11 “Past Patenting Costs” shall have the meaning given in Paragraph 6.2.1.

CONFIDENTIAL -Page 5 of 36- 1.12 “Patenting Costs” shall mean the actual amount of any past or ongoing out-of-pocket outside costs incurred or to be incurred by Vanderbilt, including government fees and attorneys’ fees, in the course of Prosecuting the Licensed Patents during the period that Parker’s Licensed Rights hereunder in such Licensed Patents remains exclusive. 1.13 “Prosecution” or “Prosecuting” shall mean preparation, filing, prosecution, issuance and maintenance of the Licensed Patents, including continuations, continuations-in-part, divisionals, extensions, re-examinations, reissues, supplemental examination, appeals, interferences, derivation proceedings, oppositions, all other proceedings before the United States Patent and Trademark Office (including the Patent Trial and Appeal Board) and foreign patent offices, and any judicial or other appeals of the foregoing. 1.14 “Representatives” shall mean Vanderbilt’s trustees, directors, officers, employees, faculty, Inventors, personnel, affiliated investigators, agents and representatives, medical and professional staff, students and Affiliates, and their respective successors, heirs and assigns. 1.15 The terms “sale”, “sold” and “sell” as used in this Agreement include without limitation, sales, leases, licenses, rentals, performance and other modes of distribution or transfer of a product, process or service or its beneficial use. 1.16 “Sublicense” shall mean an agreement in which Parker directly or indirectly (i) grants or otherwise transfers to a non-Affiliate third party any of the rights licensed to Parker hereunder or other rights that are relevant to designing, developing, testing, making, using, or selling of Licensed Products; (ii) agrees not to assert against a non-Affiliate third party or seek a legal remedy from a non-Affiliate third party for the practice of the rights described in (i); (iii) has obtained the agreement from a non-Affiliate third party not to practice any of the rights described in (i); (iv) permits the making, offering for sale, using, selling, or importing of Licensed Products by a non- Affiliate third party, other than on behalf of Parker; and/or (v) is under an obligation to grant, assign or transfer any such rights or non-assertion, or to forebear from granting or transferring such rights to any other entity, including by means of an option. By way of example and not limitation, Sublicenses include without limitation licenses, option agreements, “lock up” agreements, right of first refusal agreements, or similar agreements. 1.17 “Sublicensee” shall mean any non-Affiliate third party to which Parker has granted a Sublicense. 1.18 “Sublicensing Revenue” shall mean the Fair Market Value of any and all consideration received by Parker and its Affiliates from Sublicensees (or which Parker is entitled to receive, whether or not offset against amounts payable to Sublicensee under the Sublicense) under or otherwise in connection with its Sublicenses, including without limitation license issue fees, lump sum payments and other licensing fees, option fees, milestone payments, minimum annual royalties, distribution, joint marketing fee, equity or other payments of any kind whatsoever, irrespective of whether such consideration is received in the form of cash, barter, credit, stock, warrants, release from debt, goods or services, licenses back, a premium on the sale of equity (i.e., payments for equity that exceed the Fair Market Value of the equity), equity exchanges, or any other form whatever. Notwithstanding the foregoing, Sublicensing Revenue specifically excludes the following: (i) royalties on Net Sales pursuant to Section 3.2; (ii) payments made by Sublicensee CONFIDENTIAL -Page 6 of 36- as consideration for the issuance of equity or debt securities of Parker at Fair Market Value, provided that if a Sublicensee pays more than such Fair Market Value for equity or debt securities then the portion in excess of Fair Market Value shall be considered Sublicensing Revenue; (iii) payments to Parker for the purposes of funding the costs of future bona fide research and development of a Licensed Product or dedicated to establish a marketing and sales force for the commercialization of the Licensed Rights; and (iv) in exchange for goods and/or services not related to Licensed Products having a Fair Market Value equivalent to the amount received by Parker, regardless of whether such consideration received is in the form of cash, barter, credit, stock, warrants, release from debt, goods or services, licenses back, a premium on the sale of equity (i.e., payments for equity that exceed the pre-Sublicense fair market value of the equity), or any other form of payment. 1.19 “Term” has the meaning given in Section 7.1. 1.20 “Valid Claim” shall mean any pending claim of any Licensed Patent, or issued and extended or unexpired claim of any Licensed Patent, that has not been permanently revoked, nor held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is unappealable or unappealed in the time allowed for appeal, and which has not been finally cancelled, withdrawn or abandoned or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. 1.21 “Licensed Software” means (i) the software program or programs listed in Appendix B, (ii) any modified, updated, or enhanced versions of such programs that Vanderbilt at its sole discretion, may provide to Parker pursuant to this Agreement, and (iii) any derivative works (as defined by the U.S. Copyright Laws in 17 U.S.C. § 101) made therefrom by Parker. Licensed Software specifically excludes Licensed Patents and Technical Information. Such Licensed Software is subject to copyright protection and is the property of Vanderbilt. 1.22 “Technical Information” means information related to the mechanical and electronic design of components delivered by Vanderbilt to Parker under this Agreement, including the Technical Information listed in Appendix C of this Agreement. Such Technical Information is subject to copyright protection and is the property of Vanderbilt. 1.23 “Licensed Rights” shall mean collectively all intellectual property and other proprietary rights in or to the Licensed Patents and the Licensed Software. 1.24 “Parker Financial Year” shall mean the twelve (12) month period commencing July 1 of a calendar year and ending June 30 of the next calendar year, and “Parker Financial Year 20XX” shall mean the Parker Financial Year ending June 30, 20XX. As examples, Parker Financial Year 2022 commenced July 1, 2021 and ends June 30, 2022, and Parker Financial Year 2023 commences July 1, 2022 and ends June 30, 2023. CONFIDENTIAL -Page 7 of 36- Article 2 GRANT 2.1 Grants to Parker. 2.1.1 Subject to the terms of this Agreement, Vanderbilt hereby grants to Parker an exclusive license in Field 1 under its interest in and to the Valid Claims of the Category 1 Licensed Patents, to: (a) make, have made, develop, use, offer to sell, sell or otherwise dispose of, distribute, market, promote, and import Licensed Products during the Term; and (b) practice in Field 1 any method, process or procedure included within the Category 1 Licensed Patents. 2.1.2 Subject to the terms of this Agreement, Vanderbilt hereby grants to Parker an exclusive license in Field 2 under its interest in and to the Valid Claims of the Category 2 Licensed Patents to: (a) make, have made, develop, use, offer to sell, sell or otherwise dispose of, distribute, market, promote, and import Licensed Products during the Term; and (b) practice in Field 2 any method, process or procedure included within the Category 2 Licensed Patents. 2.1.3 Subject to the terms of this Agreement, Vanderbilt hereby grants to Parker an exclusive license in the Field under its interest in and to the Licensed Software, to distribute, reproduce, display, perform, create, service, improve, create derivative works from and otherwise exploit Licensed Software for the purpose of making, using and selling Licensed Products during the Term. 2.1.4 Subject to the terms of this Agreement, Vanderbilt hereby grants to Parker a non- exclusive license in the Field under its interest in and to the copyrightable Technical Information, listed in Appendix C to distribute, reproduce, display, perform, create, service, improve, create derivative works from and otherwise exploit such Technical Information for the purpose of making, using and selling Licensed Products during the Term. During the Term of this Agreement, Vanderbilt hereby agrees to not further license its interest in and to the copyrightable Technical Information, listed in Appendix C, to any other third party for commercial purposes. 2.2 Right to Sublicense. Commencing as of March 1, 2024, and for so long as Parker’s license remain exclusive, Parker shall thereafter have the right to sublicense any or all of the rights licensed exclusively hereunder to non-Affiliate third parties, provided that: 2.2.1 each Sublicense is in writing; contains terms and conditions sufficient to enable Parker and Parker’s Sublicensees to comply with this Agreement; includes, at a minimum, the following sections of this Agreement, modified only to indicate that the Sublicensee is obligated to Parker as Parker is to Vanderbilt hereunder: Government Rights, Reservation by Vanderbilt, Patent Extensions, Definitions, Reports and Records, Duration and Termination (other than Effect on Sublicensees), Confidentiality, Disclaimers, Export Control, Marking, Severability, and Indemnification and Insurance; and is otherwise consistent with the terms and conditions of this Agreement; 2.2.2 each Sublicense provides that in the event a Sublicensee or its Affiliate brings a Patent Challenge or assists another party in bringing a Patent Challenge then Parker may either terminate the Sublicense or double the future consideration to Parker from said Sublicensee upon bringing such action; CONFIDENTIAL -Page 8 of 36- 2.2.3 each Sublicense obligates Sublicensee to Vanderbilt in the same manner as Parker is to Vanderbilt under the Non-Use of Names section of this Agreement; 2.2.4 each Sublicense precludes a Sublicensee from granting further Sublicenses; 2.2.5 each Sublicense provides that Vanderbilt is an intended third party beneficiary of such Sublicense, including for the purpose of enforcing the terms required to be included in such Sublicense by this Agreement; 2.2.6 an unredacted copy of each Sublicense is provided to Vanderbilt promptly following its execution, together with a written statement disclosing any and all prior, contemporaneous, planned and proposed contractual relationships between Parker and the Sublicensee which provide consideration to Parker or its Affiliates reasonably attributable to the sublicensed rights, which information will be Parker Confidential Information; and Parker represents and warrants that to its knowledge no such other contractual relationships contain consideration to Parker or its Affiliates reasonably attributable to the sublicensed rights; 2.2.7 Parker agrees to be fully responsible for the performance of its Sublicensees hereunder, including acts and omissions of same; and 2.2.8 Parker’s obligation to meet the requirements of Article 4 (Diligence) shall not be waived by the grant of any Sublicense. 2.2.9 Notwithstanding the foregoing, if Parker Sublicenses any of the exclusive rights licensed hereunder, Parker shall have the right to include in such Sublicense a non-exclusive right to the related Technical Information. 2.3 Government Rights and Requirements. Notwithstanding anything herein to the contrary, any and all licenses and other rights granted hereunder are limited by and subject to the rights and requirements of the United States Government which may attach as a result of United States Government sponsorship of research in connection with which an invention covered by the Licensed Patents was conceived or first actually reduced to practice, as set forth in 35 U.S.C. §§200-212, and 37 C.F.R. Part 401, each as amended or any successor statutes or regulations, and in the relevant United States Government research contracts with Vanderbilt and/or Vanderbilt University Medical Center, as such rights and requirements may be amended or modified by law, rule or regulation. To the extent applicable, such rights and requirements include without limitation (i) the grant of a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States Government any of the Licensed Patents throughout the world (as set forth in 35 U.S.C. §202(c)(4)), and (ii) the requirement that Licensed Products used or sold in the United States will be manufactured substantially in the United States (as set forth in 35 U.S.C. §204). In addition, all licenses and other rights granted hereunder are further limited by and subject to the rights and requirements of the United States Government which may attach as a result of Government sponsorship of research at Vanderbilt in which one or more creative works contained in the Licensed Software was created, as set forth in the relevant Government research contracts with Vanderbilt and in the applicable U.S. statutes, and as such rights and requirements may be amended or modified by law.

CONFIDENTIAL -Page 9 of 36- 2.4 Reservation by Vanderbilt. Notwithstanding anything herein to the contrary, and without limitation, (i) Vanderbilt reserves the right: (a) for Vanderbilt and Vanderbilt University Medical Center to make, use, practice and further develop the Licensed Patents for internal education, research, patient care and treatment, and other internal non-commercial use; (b) to grant to others at academic, government, and not-for-profit institutions non-exclusive licenses to make and use the Licensed Patents and the subject matter described therein for academic research or not-for- profit educational purposes; and (c) to grant licenses to Licensed Patents to third parties outside the Field or to products other than Licensed Products; and (ii) Vanderbilt excludes from the rights granted to Parker herein the right to bring an infringement action against, seek monetary damages from, or seek an injunction against, any Inventor or their present or future not-for-profit employers even after such employment has ended, for infringement of any of the Licensed Patents in carrying out not-for-profit research or education; and nothing herein shall be construed to require Vanderbilt to bring any such action against any such party. 2.5 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon Parker by implication, estoppel, or otherwise as to any technology or patent rights of Vanderbilt or any other entity other than the Licensed Rights in the applicable Field during the Term for the Licensed Products regardless of whether such technology or patent rights shall be dominant or subordinate to any Licensed Rights. 2.6 Other Products. Vanderbilt hereby acknowledges that Parker has developed and is manufacturing, and will continue to develop and manufacture many types of systems, components, and products. Nothing in this Agreement therefore shall prohibit, restrict, or diminish the right of Parker to develop, make, have made, use, and sell any and all products other than the Licensed Product(s) within the Field for which a royalty is payable to Vanderbilt hereunder, including products that potentially compete in the same market as the Licensed Products. 2.7 Subcontracting. Parker may subcontract or otherwise outsource for its own use or sale, resale, distribution, or other disposition the manufacture of the Licensed Products to, or otherwise have the Licensed Products made by, its subcontractors, vendors, or other suppliers, provided that Parker shall remain obligated as a guarantor of the compliance of each such supplier with the terms of this Agreement. 2.8 Technology Improvements. Parker understands that Vanderbilt, at its sole discretion, plans to continue to be engaged in research and development of technologies that may have a bearing on the technology licensed herein. In good faith and at its sole discretion, Vanderbilt agrees to bring to Parker’s attention, any technical improvements that Vanderbilt feels will be of interest to Parker in its commercialization efforts for the technology licensed herein, so that Parker may have an opportunity to consider such technical improvements for licensing. Vanderbilt agrees to bring such technical improvements to Parker’s attention insofar as: 2.8.1 they are not encumbered by any other contractual considerations, and 2.8.2 they are made on or before March 1, 2024. For the avoidance of doubt, the inclusion as a Licensed Patent or Licensed Software hereunder or other disposition of any technical improvement or technologies arising from the sole or joint efforts CONFIDENTIAL -Page 10 of 36- of the Parties pursuant to a sponsored research agreement or other agreement between the Parties shall be governed under the terms of such other agreement. 2.9 Delivery of Technical Information. Within fourteen days of the Effective Date of this Agreement, Vanderbilt agrees to send a package of the Technical Information then in existence as of the Effective Date of this Agreement to Parker either as hard copy or as electronic files. 2.10 Technical Support. For a period of one year, starting with the Effective Date of this Agreement, Dr. Goldfarb and/or other Inventors, as appropriate at their discretion, agrees to provide Parker with reasonable assistance in transferring the Technical Information and to make good faith efforts to address reasonable questions by Parker personnel related to such Technical Information, not to exceed twenty (20) hours of Inventor time, to the extent that such assistance does not conflict with the Inventors’ primary duties to Vanderbilt. Parker agrees not to request any such informal support wherein Vanderbilt would incur an actual cost (e.g., fabrication, lab tests etc.), excluding small immaterial costs (e.g., telephone calls). 2.11 Affiliates. The license and other rights herein granted to Parker shall extend to its Affiliates provided that Parker shall remain obligated as a guarantor of the compliance of its Affiliates with the terms of this Agreement. Article 3 FINANCIAL CONSIDERATIONS 3.1 Issue Fee. Parker shall pay to Vanderbilt a non-refundable, non-creditable license issue fee of Two Hundred Thousand U.S. Dollars ($200,000), (“Issue Fee”), payable to Vanderbilt, in two equal installments accordance with the following invoice schedule: 3.1.1 The first installment to be invoiced by Vanderbilt on or after April 1, 2022: $100,000; and 3.1.2 The second installment be invoiced by Vanderbilt on or after April 30, 2023: $100,000, provided, however, that should this Agreement have been terminated on or before April 30, 2023 other than on account of a material breach by Parker, then such second installment of the issue fee shall be neither due nor payable by Parker. 3.2 Running Royalties. Parker shall pay to Vanderbilt a running royalty on all Licensed Products (including those sold after the Term if manufactured during the Term) equal to Three and Three-quarter percent (3.75%) of Net Sales of Licensed Products. 3.2.1 No multiple running royalties shall be payable hereunder on any Licensed Product, or the manufacture or use thereof, whether because the Licensed Product is or shall be covered by more than one Licensed Patent or uses more than one program included in the Licensed Software, or by any two of the individual Licensed Rights, or for any other reason whatsoever. 3.2.2 No running royalties shall be payable for any products that are not Licensed Products. CONFIDENTIAL -Page 11 of 36- 3.3 In the event of any dispute between Parker and Vanderbilt concerning running royalties or other amounts payable under this Agreement, Parker may accrue and hold in escrow such disputed amounts during the pendency of the dispute to be resolved in accordance with Section 9.6. 3.4 In the event Parker shall become obligated to pay intellectual property-based royalties to a third party in connection with the manufacture, use, sale, or offer for sale of Licensed Products, Parker may deduct from the running royalties due to Vanderbilt hereunder up to fifty percent (50%) of the royalties paid by Parker to such third party. In no event however shall the running royalties due to Vanderbilt be less than fifty (50%) of the running royalties due to Vanderbilt in the absence of any such third party royalty payments. 3.5 Should the exclusive license granted hereunder to Parker become non-exclusive, and should Vanderbilt grant to any third party a non-exclusive license under the Licensed Rights at any time up to two (2) years from Parker’s conversion to a non-exclusive status, Vanderbilt shall in good faith offer Parker the option of accepting those same such terms in lieu of the terms agreed upon hereunder. Parker shall notify Vanderbilt in writing within thirty (30) days of accepting or rejecting such terms. For the avoidance of doubt, Vanderbilt shall not be obligated to disclose any such third-party non-exclusive license contract to Parker. 3.6 Minimum Annual Royalties. No earlier than June 1 of each Parker Financial Year beginning with Parker Financial Year 2028 commencing July 1, 2027, Vanderbilt shall invoice Parker for the difference between the running royalties actually paid in the first three quarters of that Parker Financial Year and the Minimum Annual Royalty amount for such Parker Financial Year set forth in the table below (the “Difference”). Parker shall have the option, in its sole discretion, to pay such invoice for the Difference. Upon such payment by Parker, the amount of such Difference shall be fully creditable against the amount of running royalties otherwise payable to Vanderbilt under Section 3.2 for the last quarter of that Parker Financial Year, but shall not be creditable against any other payment due under this Agreement. For Parker Financial Year Invoiced on or before Due on or before Minimum Annual Royalty FY2028 June 1, 2028 July 31, 2028 $75,000 FY2029 and each Parker Financial Year thereafter June 1, 2029 and each June 1 thereafter July 31, 2029 and each July 1 thereafter $100,000 3.7 In the event that Parker elects not to pay the Difference following any applicable Parker Financial Year, then Vanderbilt shall have the option, upon written notice provided to Parker, to convert the nature of the exclusive license herein granted to Parker to non-exclusive, or to terminate this Agreement in accordance with Section 7.3(i). 3.8 In the event that during a given Parker Financial Year there are no longer any remaining Valid Claims in existence or Parker has terminated its license with respect to all Licensed Patents but not to the Licensed Software and Parker shall thereafter be selling only Licensed Software Products, then the running royalties and Minimum Annual Royalty owed to Vanderbilt for that Parker Financial Year shall be reduced by fifty percent (50%). CONFIDENTIAL -Page 12 of 36- 3.9 Sublicensing Payments. Parker shall pay to Vanderbilt forty percent (40%) of Sublicensing Revenues, at the time set forth in Paragraph 5.5.1. Article 4 DILIGENCE 4.1 Diligent Efforts. Parker, acting itself and/or through its Sublicensees, shall use commercially reasonable efforts to develop Licensed Products and to bring Licensed Products to market through a diligent program for exploitation of the Licensed Patents and to continue active, diligent marketing efforts for Licensed Products throughout the Term (“Diligence Efforts”). Parker, acting itself and/or through its Sublicensees, shall endeavor to keep Licensed Products reasonably available to the public. 4.2 Commercialization Plan. 4.2.1 At a date no later than May 1, 2022, Parker agrees to furnish Vanderbilt with a written commercialization plan (“Commercialization Plan”) covering the period between the Effective Date and June 30, 2022. Such Commercialization Plan shall at a minimum include Diligence Milestones and corresponding dates thereof related to (i) Parker’s plans for investments in the development of Licensed Products; (ii) anticipated timeline for such investments and (iii) anticipated timeline for product launch. 4.2.2 At a date no later than August 31, 2022 and each August 31 thereafter, Parker agrees to furnish Vanderbilt with an annual update to the Commercialization Plan to include (i) progress made by Parker towards the Diligence Milestones set out the previous Parker Financial Year; (ii) any course-correction necessitated by technical or commercial issues; (iii) Diligence Milestones corresponding to Parker’s plans for investment in product development, manufacturing , regulatory matters and the like; and (iv) time-line for such investments. For the sake of clarity, items (iii) and (iv) herein pertain to the Diligence Milestones planned for the next Parker Financial Year. 4.2.3 In the event that Vanderbilt disputes the commercial reasonableness of the aforementioned Commercialization Plan (and annual updates thereof) or the content or structure thereof, or any future modification thereof, Vanderbilt may so advise Parker and Parker shall in good faith consider any modifications to the Commercialization Plan proposed by Vanderbilt, as appropriate. 4.2.4 Parker’s obligation to provide a Commercialization Plan and an annual update thereof shall end starting with the first Parker Financial Year in which Parker makes its first commercial sale of a Licensed Product. 4.2.5 Throughout the course of development and commercialization of Licensed Products by Parker and/or its Sublicensees, Parker shall promptly advise Vanderbilt of any changes in business or technical conditions that may require modification of the Commercialization Plan.

CONFIDENTIAL -Page 13 of 36- 4.3 Diligence Failure. 4.3.1 Parker understands and agrees that failure in performing its Diligence Efforts hereunder, including failing to provide the Commercialization Plans mentioned, above shall be considered a material breach of this Agreement. 4.3.2 In the event Vanderbilt determines that Parker has failed to perform its Diligence Efforts, then: (i) Parker shall first try to remedy such failure in a mutually satisfactory manner within a mutually acceptable timeframe not to exceed one year; and (ii) If Parker fails to perform its Diligence Efforts within the extended timeframe mentioned in 4.3.2(i), Vanderbilt may either terminate this Agreement in accordance with Section 7.3 or consider conversion of the grant under this license to a non-exclusive grant. Article 5 RECORDS, REPORTS AND PAYMENTS 5.1 Record Accounting. Parker shall keep, and shall require its Sublicensees to keep, complete, continuous, and accurate books of account containing all particulars that may be necessary for the purpose of determining the amounts payable to Vanderbilt by Parker hereunder, and for otherwise verifying compliance hereunder. Such books of account shall be maintained for at least five (5) years following the end of the reporting period to which they pertain. For the purpose of verifying Parker’s compliance with this Agreement, Vanderbilt or its agents or representatives shall have the right to conduct an audit of such books of account relating to this Agreement. Such audit shall be made upon reasonable prior notice and during reasonable business hours, and not more than once during each Parker Financial Year. Parker shall also cause Sublicensees to provide Vanderbilt with a comparable right of audit. Vanderbilt or its agents or representatives shall be permitted to examine and copy such portions of such books of account deemed necessary to determine the completeness and correctness or all reports and payments due under this Agreement, and provided that Vanderbilt and its agents or representatives shall be obligate to maintain and protect such copies as the Confidential Information of Parker. Should any of the foregoing examinations reveal an underpayment not in dispute, then Vanderbilt thereupon may invoice Parker for the underpaid amount, plus interest (as provided for below). Furthermore, if such underpayment exceeds ten percent (10%) of the amount paid by Parker to Vanderbilt for any Parker Financial Year examined, then Parker shall also bear the reasonable and customary cost of a single auditor for such audit, including such auditor’s fees and expenses, and shall reimburse Vanderbilt for all such costs, fees, and expenses not to exceed the sum of Fifty Thousand U.S. Dollars ($50,000) and Vanderbilt may invoice Parker for such cost and Parker shall pay such invoice in accordance with Paragraph 5.2.3. 5.2 Quarterly Reports. Within fifteen (15) days of the end of each Parker Financial Year quarter ending March 31, June 30, September 30 and December 31 of each Parker Financial Year, starting with the first Parker Financial Year in which Parker made its first commercial sale of a CONFIDENTIAL -Page 14 of 36- Licensed Product, Parker shall deliver to Vanderbilt a complete and accurate report (“Quarterly Report”) for that Parker Financial Year in the form specified in Appendix D. 5.3 Invoices. Vanderbilt agrees to use reasonable efforts to timely invoice Parker for all payments which Vanderbilt is obligated hereunder to invoice Parker. However, the failure of Vanderbilt to timely invoice Parker for any payments due hereunder shall not absolve Parker of the responsibility to pay any invoice for any payment which is otherwise due and payable hereunder. Payment terms shall be net sixty (60) days following Parker’s receipt of a written invoice for the payment due; provided, however, that if an invoice term is subject to a good faith dispute between Parker and Vanderbilt, then Parker may withhold without penalty any payment under that term until the dispute is resolved in accordance with Article 9 herein. If Parker shall be disputing an invoice term, it shall notify Vanderbilt within thirty-five (35) days of Parker’s receipt of such invoice. If the resolution of such disputed invoice item results in Vanderbilt’s favor, then Parker shall be required to pay in accordance with Section 5.4.4 any interest that may have accrued in the interim on such withheld payment. If, however, the resolution of such disputed invoice item results in Parker’s favor, Parker shall not be required to pay any interest that may have accrued in the interim on such withheld payment. 5.4 Payments 5.4.1 For each Parker Financial quarter, Vanderbilt shall invoice Parker for the running royalties (Section 3.2) and Sublicensing Payments (Section 3.9) shown in the Quarterly Report for that quarter as being payable for such quarter. 5.4.2 Minimum Annual Royalties under Section 3.2 above shall be payable by Parker as provided in that Section 3.6. 5.4.3 Payments shall be paid in United States Dollars by check or wire transfer, or by such other means as Parker or Vanderbilt may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion is required in connection with the payment of royalties hereunder, such conversion shall be made based upon the New York exchange rate reported in the “Wall Street Journal” on the date upon which such amounts were invoiced by Parker or otherwise became owed to Parker or the Royalty Fee thereon became owed to Vanderbilt, whichever is earlier. Parker shall bear all transfer fees in connection with payment. 5.4.4 The first installment of the Issue Fee and the Past Patenting Costs shall be invoiced by Vanderbilt on or after April 1, 2022, and if such first installment of the Issue Fee and the Past Patenting Costs payments are not timely received, this Agreement shall automatically be null, void and without effect. 5.4.5 Any amounts payable to Vanderbilt and overdue hereunder shall accrue simple interest at the lesser of the rate of one percent (1%) per month, or of 1.0% of the outstanding balance per month, or the maximum rate permitted by law, whichever is lower. Interest under this Section shall be compounded monthly and shall accrue from the date upon which the amount becomes past due until payment therefor is made. Royalty Fee payments hereunder shall be made without deduction for any taxes imposed by any government or agency thereof. CONFIDENTIAL -Page 15 of 36- 5.4.6 All payments under this Agreement will be made without any deduction or withholding for or on account of any tax, except as expressly permitted in this Agreement. If any income or other taxes, withholdings or other deductions are required by applicable law to be withheld or deducted by Parker from any of the payments made by or on behalf of Parker hereunder (“Withholding Taxes”), Parker will pay such Withholding Taxes to the proper taxing authority and, if available, evidence of such payment will be secured and sent to Vanderbilt within one (1) month of such payment. Article 6 PATENT PROSECUTION AND ENFORCEMENT 6.1 Patent Prosecution. 6.1.1 Vanderbilt shall have exclusive responsibility for the Prosecution of the Licensed Patents, including choice of patent counsel. Vanderbilt hereby informs Parker that the law firm of Nixon Peabody, LLP are the current attorneys of record for the Prosecution of the Licensed Patents. Provided that Parker pays all Patenting Costs in accordance with Section 6.2, Vanderbilt shall keep Parker informed of relevant patent prosecution matters relating to the Licensed Patents, and will consider all of Parker’s comments and suggestions prior to taking material actions for the same; provided that Vanderbilt will, at the request of Parker, take all prosecution actions reasonably recommended by Parker which would expand the scope of rights sought or add dependent claims to cover specific Licensed Products. For so long as Parker remains obligated to pay Patenting Costs in accordance with Section 6.2, Vanderbilt agrees to notify Parker prior to any deadline if it intends to abandon, or otherwise elect to forego its rights in, any Licensed Patents and Parker shall have the opportunity to continue prosecuting and maintaining such Licensed Patents in the name of Vanderbilt at Parker’s expense. Parker shall cooperate with Vanderbilt to ensure that each Licensed Patent reflects and will reflect, to the extent practicable and to the best of Parker’s knowledge, all items of commercial interest to Parker. 6.1.2 Parker will be reasonably permitted to discuss Prosecution of the Licensed Patents with Vanderbilt’s patent counsel of record, the costs of which, for clarity, Parker is obligated to reimburse in accordance with Section 6.2. All non-public information exchanged between the Parties or between Vanderbilt’s patent counsel of record and Parker regarding Prosecution of the Licensed Patents, and all shared information regarding analyses or opinions of third party intellectual property, will be deemed Confidential Information of the disclosing Party, whether or not identified or marked as “Confidential.” In addition, the Parties acknowledge and agree that, with regard to such activities, the interests of the Parties as licensor and licensee are to obtain the strongest and broadest patent protection possible, and as such, are aligned and are of common legal interest in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Licensed Patents or the Confidential Information, including without limitation, privilege under the common interest doctrine and attorney work product doctrine. 6.1.3 Vanderbilt agrees to timely inform Parker of dates (“Bar Date”) by which actions need to be taken in a particular country to perfect or maintain rights in and to the Licensed Patents. Promptly upon its receipt of such notice, Parker agrees to inform Vanderbilt in writing of the countries where patent protection is desired. Parker agrees to reimburse Vanderbilt for all costs CONFIDENTIAL -Page 16 of 36- associated with such patent actions in accordance with Section 6.2 below. The inadvertent failure by either Party to inform each other under this paragraph shall not constitute a material breach of this Agreement. 6.2 Patent Reimbursements 6.2.1 Past Patenting Costs. Parker shall reimburse Vanderbilt for the actual amount of Vanderbilt’s out-of-pocket Patenting Costs incurred by Vanderbilt prior to January 27, 2022 in an amount equal to $59,776.33, (“Past Patenting Costs”) in accordance with the following invoice schedule: (i) The first installment to be invoiced by Vanderbilt on or after April 1, 2022: $25,000; and (ii) The second installment to be invoiced on or before November 30, 2022: $34,776.33. 6.2.2 Ongoing Patenting Costs. (i) With respect to any Patenting Costs incurred by or on behalf of Vanderbilt with Parker’s prior authorization in accordance Paragraphs 6.1.1 and 6.1.4, Parker shall remit payment of such Patenting Costs within sixty (60) days after Parker receives itemized invoices for same. (ii) Parker shall respond timely to all reporting and notification letters which it receives pursuant to Section 6.1. (iii) If Parker, in good faith, wishes to dispute an invoiced item, the matter shall be resolved in accordance with Sections 9.5 and 9.6 herein below. Upon the resolution of such dispute, Parker shall promptly pay Vanderbilt the amount, if any, owed to Vanderbilt. (iv) For Patenting Costs incurred by Vanderbilt after January 27, 2022 which are otherwise reimbursable by Parker, Parker shall be obligated to pay and shall be invoiced One Hundred Percent (100%) of the Patenting Costs incurred for the Category 1 Licensed Patents and Fifty Percent (50%) of the Patenting Costs incurred for the Category 2 Licensed Patents. 6.2.3 Exclusion of Certain Rights. With respect to any action necessary to protect a particular Licensed Patent in a particular country: (i) If Parker instructs Vanderbilt in writing to take such action which instruction must be given a reasonable time prior to any Bar Dates (as defined in Paragraph 6.1.2) for such Licensed Patent in a particular country, then such Licensed Patent in the particular country shall remain in this Agreement and Parker shall reimburse Vanderbilt for all associated costs in accordance with Section 6.2.2; (ii) If Parker instructs Vanderbilt in writing not to take such action, or if Parker fails to provide any written instruction to Vanderbilt, which instruction must be given a reasonable time prior to any Bar Dates (as defined in Paragraph 6.1.3) for such

CONFIDENTIAL -Page 17 of 36- Licensed Patent, Parker shall be relieved from its obligation to pay for future Patent Costs relating to such Licensed Patent in such country but Parker shall not be relieved from responsibility to pay Patent Costs for such Licensed Patent incurred in good faith by Vanderbilt prior to its receipt of such instruction from Parker. Thereafter, such Licensed Patent shall remain to be a Licensed Patent hereunder provided that the nature of Parker’s license therein shall be converted from exclusive to non-exclusive, and Vanderbilt shall have the right to (i) abandon some or all of such rights at Vanderbilt’s sole discretion, or (ii) incur those costs at its own expense; in either case, Vanderbilt shall be free to license such rights to third parties without any further obligation to Parker. For the avoidance of doubt, the Parties agree that for Licensed Patents for which Parker is not obligated to pay further patent costs, Parker shall have no further right to provide input into any further patent prosecution matters as contemplated under Section Article 6.1.2 herein. 6.2.4 Unpaid Patenting Costs. Except for disputed amounts under Paragraph 6.2.2 above, any amounts due hereunder that remain unpaid sixty (60) days after Parker receives an invoice from Vanderbilt for the same shall bear interest as provided in Paragraph 5.2.4. 6.3 Notice of Alleged Infringement. 6.3.1 If either Party believes that a Licensed Patent is being, or has been, infringed by a third party, such Party shall promptly, and before communicating with such third party about the alleged infringement, notify the other party of such belief, and as part of such notice shall provide copies of all documentary evidence of the alleged infringement. 6.3.2 Each Party shall promptly notify the other if it becomes aware that any legal proceedings are commenced or threatened, or any claims or allegations are made, against either Party or any purchaser of a Licensed Product sold by Parker on the ground that the manufacture, use, sale, possession or import of the Licensed Product is an infringement of a third party’s patent or other intellectual property rights (an “Infringement Dispute”). 6.4 Infringement of Licensed Patents. Provided Parker is otherwise in full compliance with this Agreement and remains the exclusive licensee of the Licensed Patents in the Field, Parker shall have the first right to bring an action against an infringer of the Licensed Patents in the Field, at Parker’s sole expense. Parker shall notify Vanderbilt of its intent to exercise that right within ninety (90) days after Parker becomes aware of the alleged infringement. Prior to commencing any such action, Parker shall consult with Vanderbilt and shall consider the views of Vanderbilt regarding the advisability of the proposed action and its effect on the public interest. If Parker exercises its right to bring an infringement action against the alleged infringer, Parker shall be obligated to defend any cross claim or counterclaim or action for declaratory judgment related to the Licensed Patents or Licensed Product. Vanderbilt will cooperate in such action as reasonably requested by Parker, at Parker’s sole expense. If Vanderbilt is legally required to be named as a party to such action for standing or other purposes, Parker may join Vanderbilt to such action in name only, provided that Vanderbilt shall not be the first named party in such action and that Parker shall hold Vanderbilt harmless from, and indemnify Vanderbilt against, any reasonable and customary out-of-pocket and/or internal costs, expenses, or liability that Vanderbilt incurs in CONFIDENTIAL -Page 18 of 36- connection with such action provided that Vanderbilt shall use reasonable efforts to notify Parker prior to incurring such costs, expenses, or liability. Parker shall reimburse Vanderbilt for such costs, expenses or liability it incurs in connection with any action under this Section 6.4 within sixty (60) days after receiving an invoice from Vanderbilt for the same. In the event that Parker does not timely notify Vanderbilt of its intent to bring or pursue an infringement action against an alleged infringer, or in the event Parker gives such notice but does not bring suit or stop the infringement within a reasonable time, but no longer than one hundred eighty (180) days, after Parker first becomes aware of the basis for such action, Vanderbilt shall have the right (but not the obligation) to do so at its sole expense. In such instances, Parker will cooperate as requested by Vanderbilt, and will be compensated by Vanderbilt for its reasonable out-of-pocket expenses, provided Vanderbilt has approved same for reimbursement in advance. 6.5 Progress and Disposition of Infringement Actions. 6.5.1 Each Party shall keep the other reasonably informed of the status and progress of any action brought under Section 6.4 or any Infringement Dispute (as defined in Paragraph 6.3.2) and shall not take any position or action that to its knowledge would have an adverse effect on the Licensed Patents or scope, claims, validity or enforceability thereof. Parker agrees that it will not settle, compromise, voluntarily dispose of or fail to defend any action brought under Section 6.4 or any Infringement Dispute which constitutes an admission of fault on the part of, creates an obligation for or has an adverse effect on, or does not provide an unconditional release from all liability for, Vanderbilt and its Representatives without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any damages, award, settlement or other recovery received by Parker (including without limitation statutory damages, compensatory damages, lost profits damages, exemplary damages, increased damages, and awards of costs and attorney’s fees) shall first be applied to the reimbursement of Parker’s reasonable costs, expenses and legal fees, including amounts Parker has reimbursed to Vanderbilt, and then to reimburse Vanderbilt for any unreimbursed expenses in connection with providing assistance at or joining the proceeding at Parker’s request. The remaining balance of such damages shall be treated as Sublicensing Revenues received by Parker but only subject to one-half of the Sublicensing Revenue sharing rate of Section 3.4, except that for any portion which was awarded on the basis of lost profits, Vanderbilt shall recover the running royalty Vanderbilt would have received under this Agreement if the infringing sales had been made by Parker. 6.5.2 Any damages, award, settlement or other recovery received by Vanderbilt (including without limitation statutory damages, compensatory damages, lost profits damages, exemplary damages, increased damages, and awards of costs and attorney’s fees) shall first be applied to the reimbursement of Vanderbilt’s reasonable costs, expenses and legal fees, including amounts Vanderbilt has reimbursed to Parker, and then to reimburse Parker for any unreimbursed expenses in connection with providing assistance at or joining the proceeding at Vanderbilt’s request. The remaining balance of such damages shall belong to Vanderbilt. 6.6 Licensed Patent Challenges. In the event that Parker or a Sublicensee or any of their Affiliates directly or indirectly brings, or assists in bringing, a Patent Challenge, then (a) Parker shall provide Vanderbilt with at least sixty (60) days’ notice prior to taking any such action, (b) the Parties consent that Section 9.2 shall apply; and (c) any fees, royalties, milestones or revenues payable to Vanderbilt under Sections 3.2-3.7 shall double in amount if and when any Licensed CONFIDENTIAL -Page 19 of 36- Patent survives the Patent Challenge such that it remains valid in whole or in part provided that if any of subsections (a)-(c) is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any of the other said subsections. Notwithstanding any other provision of this Agreement, Parker shall not have the right to assume or participate in the defense, settlement or other disposition of such Patent Challenge. The Parties agree any challenge or opposition to a Licensed Patent by Parker may be detrimental to Vanderbilt, and that the above provisions shall constitute reasonable liquidated damages to reasonably compensate Vanderbilt for any loss it may incur as a result of Parker taking such action. 6.7 Patent Extensions. Parker and Vanderbilt agree that the Licensed Patents shall be extended in accordance with law or regulation, including without limitation extensions provided under United States law at 35 U.S.C. §§154(b) and 156 or under equivalent legislation throughout the world including supplementary protection certificates in the EU. The Parties hereby agree to provide each other and counsel with all necessary assistance in securing such extensions, including without limitation, providing all information regarding applications for regulatory approval, approvals granted, and the timing of same. Each party acknowledges that extensions under 35 U.S.C. §156 must be applied for within sixty (60) days of the date that a Licensed Product receives permission under the provision of law under which the applicable regulatory review period occurred for commercial marketing or use. Article 7 DURATION AND TERMINATION 7.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until the expiration of the last to expire of the Licensed Patents, unless sooner terminated in accordance with the provisions herein (the “Term”). 7.2 Bankruptcy. If Parker other than for purposes of reorganization, becomes bankrupt or insolvent, files a petition in bankruptcy, or is placed in the hands of a receiver, assignee, or trustee for the benefit of creditors, whether by the voluntary act of Parker or otherwise, Vanderbilt shall have the right to terminate this Agreement, inasmuch as permitted under applicable and prevailing law. 7.3 Vanderbilt Termination. If Parker (i) fails to make a payment to Vanderbilt of royalties, Patenting Costs or any other payment in accordance with the terms of this Agreement (except for disputed amounts as in Paragraph 6.2.2(iii)), (ii) breaches or defaults on its obligations under Article 4 (Diligence), or (iii) breaches or defaults on any other material term of this Agreement, Vanderbilt shall have the right to serve notice upon Parker of Vanderbilt’s intention to terminate the entirety of the rights, privileges and licenses granted hereunder within ninety (90) days from Parker’s receipt of such notice. If Parker does not timely pay all such overdue amounts Parker’s receipt to Vanderbilt, or, as applicable, if Parker fails to reasonably cure such breach or default and to timely provide Vanderbilt with reasonably acceptable written evidence of such cure, then this Agreement may be immediately terminated upon notice by Vanderbilt at any time after said ninety (90) day period by notice to Parker. Such termination shall be effective as of the date of Parker’s receipt of said termination notice. If Parker disputes the grounds for such termination, the matter shall be resolved in accordance with Sections 9.5 and 9.6. CONFIDENTIAL -Page 20 of 36- 7.4 Parker Termination. Parker shall have the right to terminate this Agreement at any time by providing Vanderbilt with one hundred twenty (120) days advance notice, stating the reason for such termination. Upon such termination and without limitation, Vanderbilt shall be free to license such rights to third parties, without any further obligation to Parker whatsoever. 7.5 Disposition of Parker Developments. In the event this Agreement is terminated prior to expiration of the Term, Parker shall: 7.5.1 provide Vanderbilt with access to and deliver to Vanderbilt: (i) all records required by regulatory authorities to be maintained with respect to Licensed Products, (ii) all regulatory filings, approvals, reports, records, correspondence and other regulatory materials (including any related to reimbursement or pricing approvals), and (iii) all documents, data and other information related to clinical trials and other studies of Licensed Products (collectively, “Documentation and Approvals”), provided that Parker may retain copies of such Documentation and Approvals in order for Parker to comply with its warranty and other obligations with respect to the Licensed Products and otherwise with respect to its reporting requirements and other obligations under applicable laws and regulations; and 7.5.2 permit Vanderbilt and its licensees and sublicensees to utilize, reference, cross reference, incorporate in applications and filings, and otherwise have the benefit of all Documentation and Approvals (as defined in Paragraph 7.5.1). 7.6 Continued Obligations. Upon termination of this Agreement for any reason, (i) all rights and licenses granted to Parker under the terms of this Agreement will terminate and nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination; (ii) all Confidential Information of the other Party shall be promptly returned or destroyed, at the disclosing Party’s election; (iii) Parker shall cease all production and sale of Licensed Product; (iv) final reports in accordance with Section 4.2.5 and Article 5 (Records, Reports and Payments) shall be submitted to Vanderbilt; and (v) all royalties and other payments, including without limitation any unreimbursed Patent Costs, accrued or due to Vanderbilt as of the termination date shall become payable. Notwithstanding the foregoing sentence, after the effective date of termination of this Agreement, sell all Licensed Products existing at the time of such termination, and complete Licensed Products in the process of manufacture at the time of such termination, or manufacture Licensed Products as to which orders were accepted by Parker prior to the date of such termination, and sell the same, provided that Parker shall comply with, and cause its Sublicensees to comply with, all of the terms of this Agreement, including, (i) Parker shall pay to Vanderbilt the running royalties and other payments as required hereinabove including Article 3 (Financial Considerations), (ii) insurance required hereunder shall be in effect, as described in Sections 10.2 through 10.5, and (iii) Parker shall submit the reports required by Section 5.1 hereof. For the avoidance of doubt, in the event of expiration or other termination of this Agreement for any reason, Parker shall remain responsible for all of its payment obligations to Vanderbilt accruing prior to such termination, but shall not be obligated to pay Vanderbilt any further royalties, fees, costs, or other payments except as otherwise expressly provided in this Section. 7.7 Effect on Sublicenses. Upon termination of this Agreement, for any reason, Parker shall promptly notify its Sublicensees of such termination. Upon notice by Vanderbilt of its intent to

CONFIDENTIAL -Page 21 of 36- terminate (or, if notice is not required, upon termination) of this Agreement, Parker shall no longer have the authority to grant further sublicenses. Any rights previously granted by Parker under any Sublicense hereunder will be automatically revoked ninety (90) days following the effective date of termination of this Agreement. However, if a Sublicensee is not in default under the Sublicense and if the Sublicense is in conformity with this Agreement, such Sublicensee shall have the right to enter into good faith negotiations to enter into an agreement with Vanderbilt before its Sublicense is revoked, through which such Sublicensee would become bound to Vanderbilt on substantially the same terms and conditions (including financial terms) obligating Sublicensee as it was bound to Parker under the Sublicense (with license terms modifications as are reasonably necessary to accommodate the functional and structural differences between Parker and Vanderbilt), but only to the extent under terms no less economically favorable to Vanderbilt than existed when this Agreement and the Sublicense were in effect, and provided that in no event shall Vanderbilt be obligated in any manner that it was not to Parker hereunder and that the terms of such license agreement shall not impose any representations, warranties, expenses or liabilities on Vanderbilt that are not included in this Agreement. If any Sublicensee desires to enter into such a license agreement, it shall be wholly the responsibility of that Sublicensee to notify Vanderbilt of such desire within thirty (30) days after the effective date of termination of this Agreement. If the Vanderbilt and Sublicensee, for any reason, do not enter into such a license within ninety (90) days after the effective date of termination of the Agreement, the Sublicense and all rights granted thereunder shall automatically terminate. 7.8 Survival. Rights and obligations that by their nature prescribe continuing rights and obligations shall survive the termination or expiration of this Agreement. Without limiting the generality of the foregoing, the following provisions of this Agreement, and the defined terms and provisions used or referenced therein, shall survive termination of this Agreement: Section 3.2 (Running Royalties), Section 3.9 (Sublicensing Payments), Section 5.1 (Record Accounting), Article 7 (Duration and Termination), Article 8 (Confidentiality), Article 9 (Dispute Resolution), Article 10 (Indemnification and Insurance), Article 11 (Disclaimers), Section 12.3 (Export Control), Article 13 (Non-Use of Names and Publicity), and Article 15 (Miscellaneous). Article 8 CONFIDENTIALITY 8.1 Confidential Information. During the Term and for a period of five (5) years thereafter, the Parties agree that all Confidential Information shall be maintained in confidence by the receiving Party and shall not be disclosed by the receiving Party to any third parties unless agreed to in writing by the Party providing the information; nor shall any such Confidential Information be used by the receiving Party for any purpose other than those contemplated by this Agreement; except, however, the Parties agree that nothing herein will be construed to prevent (i) the Parties from providing information about this Agreement and amounts paid as part of other routinely prepared summary documents, (ii) Vanderbilt from reporting consideration received hereunder to the Inventors and to the Government, as required, or de-identified raw terms as part of a larger database, or (iii) the Parties from providing information that is required to be disclosed by law, regulation or judicial order. Parker as the receiving party of Confidential Information hereunder from Vanderbilt may disclose such Confidential Information to those of Parker’s Affiliates, agents, contractors, vendors, consultants, or suppliers having a bona fide need to know the Confidential Information in order for Parker to exercise any right or license herein granted, provided that each CONFIDENTIAL -Page 22 of 36- such party to whom any such Confidential Information is disclosed shall be advised of the confidential nature thereof, and shall agree to maintain the Confidential Information in confidence under conditions no less restrictive than those of this Section. 8.2 Security. Parker and Vanderbilt agree that the confidentiality obligations hereunder shall require that each Party use those security and confidentiality procedures and practices as each would use for its own confidential records. 8.3 Publication. 8.3.1 Parker agrees that nothing herein shall prevent Vanderbilt from disclosing or publishing any information other than Parker Confidential Information, or create any legal liability for doing so, irrespective of whether such information comprises Vanderbilt Confidential Information. 8.3.2 Notwithstanding the foregoing, Vanderbilt agrees in good faith to provide Parker advance copies of proposed presentations containing new material as compared to previously submitted proposed presentations, manuscripts, or other publications arising from Dr. Michael Goldfarb’s laboratory which pertains to the Licensed Rights with the following caveats: (v) that such proposed presentations, manuscripts or other publications shall be provided to Parker’s designee no less that fifteen (15) days prior to submission for presentation or publication, (vi) that Parker will review such advance copies for determining whether they contain information that may be appropriate for patent protection by Vanderbilt or whether they contain Parker Confidential Information, (vii) that Parker will promptly inform Vanderbilt in writing if it does find any information that it believes (a) is appropriate for patent protection or (b) is Parker Confidential Information and will identify the same, (viii) that Vanderbilt agrees in good faith to take immediate action to seek patent protection for such identified information (a) or to redact from the planned publication such information (b), and (ix) that Vanderbilt’s obligation to provide such advance copies for Parker’s review shall end as of the commercial launch of the first Licensed Product. Article 9 DISPUTE RESOLUTION 9.1 Law to Govern. This Agreement, and all disputes arising out of or related to this Agreement, shall be subject to and construed and enforced in accordance with the laws of the State of Tennessee without regard to its conflict of laws principles, except that questions affecting the construction and effect of any patent or patent application shall be determined by the law of the jurisdiction in which the patent has issued or would issue. CONFIDENTIAL -Page 23 of 36- 9.2 Venue. Each Party (a) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Middle District of Tennessee or a local court sitting in Davidson County, Tennessee (collectively, the “Courts”) for purposes of any action, suit or other proceeding relating to or arising out of this Agreement and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. In the event of any controversy, claim or counterclaim arising out of or relating to this Agreement, either Party may effect service of process by providing a complaint and/or summons or other court filing to the other Party pursuant to Section 15.1. Any defenses based on adequacy of service of process, other than breach of Section 15.1, are waived. 9.3 Performance to Continue. Each Party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement. 9.4 Statute of Limitations. The Parties agree that all applicable statutes of limitation and time- based defenses (such as estoppel and laches) shall be tolled pending final resolution of any dispute arising out of or relating to this Agreement. The Parties shall cooperate in taking any actions necessary to achieve this result. 9.5 Good Faith. The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly between representatives who have authority to settle the controversy. 9.6 Binding Arbitration. For all disputes not addressed by Section 9.2 above and if the Parties and their officials are unable to resolve the dispute within ninety (90) days following written notice of dispute by either Party to the other Party, such dispute shall be finally resolved through binding arbitration by JAMS (formerly, the Judicial Arbitration and Mediation Service) (“JAMS”), in accordance with its Comprehensive Arbitration Rules in effect at the time the Dispute arises, and applying the substantive law of the State of Tennessee. Either Party may initiate arbitration under this Article 9.6 by written notice to the other Party of its intention to arbitrate, and such notice shall specify in reasonable detail the nature of the dispute. JAMS shall appoint the arbitrator. For each arbitration, following completion of reasonable discovery under the above JAMS rules, as directed by the arbitrator: (i) each Party shall submit to the arbitrator its factual and legal memorandum in support of its positions in the dispute; and (ii) the arbitrator shall determine which Party’s position is correct on each disputed issue, after conducting such hearing and/or oral arguments as the arbitrator may deem appropriate for a full airing of the relevant issues. The decision of the arbitrator shall be final, and judgment upon such decision may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision and order of enforcement. The arbitration proceedings shall be conducted in Louisville, Kentucky. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each Party shall bear its own attorneys’ fees and associated costs and expenses regarding any arbitration. CONFIDENTIAL -Page 24 of 36- Article 10 INDEMNIFICATION AND INSURANCE 10.1 Indemnification. 10.1.1 The Parties acknowledge that Parker, either itself or through the actions of its Sublicensees, shall be fully responsible for the quality, safety and operability of all Licensed Products, and shall have sole control over, and responsibility for, the development, design, testing, promotion, marketing, sales, and other activities directed to the commercialization of Licensed Products. Parker acknowledges that the technology embodied in the rights licensed hereunder is experimental and agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage. Parker shall obtain and maintain product liability and general liability insurance which is sufficient to meaningfully protect Vanderbilt as required by this Article, and shall require each of its Sublicensees to have such insurance. 10.1.2 Parker shall indemnify, defend and hold harmless Vanderbilt and its Representatives (collectively, the “Indemnitees”) against any liability, obligation, damage, loss, adverse impact or expense (including reasonable attorney’s fees and expense of litigation) (“Losses”) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, allegations, assertions, investigations, demands or judgments (“Claims”) brought by an unrelated third party arising out of or related to: the exercise by Parker of any rights granted under this Agreement; any breach by Parker of this Agreement; any violation of applicable law or regulations related to this Agreement; any product, process or service made, used or sold by Parker pursuant to any right or license granted under this Agreement, under any theory of law (including, but not limited to, actions in the form of tort, warranty or strict liability); infringement by Parker of a third party’s rights by a Licensed Product; or any declaratory judgment action or other Claim related to Parker’s exercise of the Licensed Rights in the Field, including their validity, enforceability, non-infringement or scope. 10.1.3 Vanderbilt shall give prompt notice to Parker of the commencement of any action, suit or proceeding for which indemnification may be sought, provided that failure to do so shall not affect the rights of the Indemnitees unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects Parker. Parker agrees, at its own expense, to provide attorneys reasonably acceptable to Vanderbilt, such acceptance not to be unreasonably withheld, to defend against any Claims brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such Claims are rightfully brought; provided, however, that Vanderbilt shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice, but at its own expense. If Parker fails to assume the defense within a reasonable time, Vanderbilt may assume such defense and the reasonable fees and expenses of its attorneys and any Losses will be covered by the indemnity provided for in this Section 10.1. Any Indemnitee shall have the right to retain its own counsel, at its own expense, if representation of such Indemnitee by the counsel retained by Parker would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. The Indemnitees shall cooperate in such defense as reasonably requested by Parker, at Parker’s sole expense except as otherwise stated herein. Parker agrees to keep Vanderbilt informed of the progress in the defense and disposition of such claim and to consult with Vanderbilt with regard to any proposed settlement. Parker agrees that it will not

CONFIDENTIAL -Page 25 of 36- settle, compromise, voluntarily dispose of or fail to defend any such action (including any cross claim, counterclaim or declaratory judgment action) without the prior written consent of Vanderbilt, which consent shall not be unreasonably withheld. 10.2 Insurance. Neither Parker nor any Sublicensee shall make, use, import, offer to sell or sell any Licensed Product, or engage in any other act involving any Licensed Product or the Licensed Rights, if such act could possibly create risk of a claim against the Indemnitees for personal injury or property damage, unless Parker shall first have in force, policies of: (i) commercial general liability insurance, containing contractual liability coverage, with sufficient occurrence and annual aggregate limits and (ii) product liability insurance with sufficient claims-made and tail coverage limits, or occurrence based coverage, to indemnify the Indemnitees against liability claims for accidental death, injury, illness or other damages arising from such act, as required by the previous paragraph. Such product liability insurance shall cover each Licensed Product with total limits of not less than: 10.2.1 From the Effective Date throughout the Term of this Agreement: general liability insurance in the amount of one million dollars ($1,000,000) per occurrence; two million dollars ($2,000,000) general aggregate. 10.2.2 From the date prior to the first sale of Licensed Product throughout the Term of this Agreement: product liability insurance of the amount of five million dollars ($5,000,000) per occurrence; five million dollars ($5,000,000) aggregate. 10.2.3 Workers Compensation with statutory limits as required by applicable law. Such commercial general liability and product liability policies shall: (i) be obtained within thirty (30) days of the Effective Date; and (ii) be deemed primary; the insurance of Vanderbilt will be excess and non-contributory. Parker’s insurance carrier for such policies will waive all subrogation rights against Indemnitees. Upon request, Parker shall provide to Vanderbilt a certificate of insurance, proving that Parker has such policies in force. 10.3 Term of Insurance. Parker agrees that the above-described liability insurance policies shall be continuously maintained in force for so long as this Agreement remains in effect, and such policy will provide coverage for all liabilities that may arise due to the actions of Parker or its Sublicensees, or the manufacture, use or sale of Licensed Products, irrespective of whether such liability may occur or be claimed for a period of up to three (3) years after termination hereof. Neither Parker nor any third party shall terminate, reduce the face value of, or otherwise materially modify such insurance coverage while such policy is in effect, unless equal or greater coverage is first provided under another policy in compliance with the foregoing provisions and without any gap in coverage. 10.4 Lapse of Coverage. This Agreement and the licenses granted herein to Parker shall immediately and automatically terminate without notice in the event Parker or its Sublicensees or other party acting under authority of Parker, fails to obtain the insurance required hereunder, or if the insurance lapses or is cancelled. A termination occurring under this paragraph shall occur and become effective at the time such insurance coverage ends or becomes required and is not obtained, and Parker and its Sublicensees shall then have no right to complete production and sale of CONFIDENTIAL -Page 26 of 36- Licensed Products under the Continued Obligations paragraph hereinabove. Nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination. Notwithstanding the foregoing, in the three (3) month period subsequent to the date of such an automatic termination of this Agreement by operation of this paragraph, to the extent that such rights are still available for licensing, Parker shall have the right to reinstate the effectiveness of this Agreement by obtaining the required insurance, whereupon this Agreement shall automatically become effective as of the date of reinstatement of said insurance, including coverage for the period of lapse or cancellation, and shall remain in full force and effect without any further action of the Parties. For the avoidance of doubt, in the event of such reinstatement, royalties shall be owed by Parker to Vanderbilt on any Licensed Products sold during the period of lapse or cancellation. 10.5 Sublicensee Insurance. Parker shall insert this Indemnification and Insurance Article in any Sublicense, with the name of such Sublicensee substituted for the name of Parker therein. Article 11 WARRANTIES AND DISCLAIMERS 11.1 Representations and Warranties of Vanderbilt. 11.1.1 Vanderbilt hereby represents and warrants to Parker that, as of the Effective Date, to the best of Vanderbilt’s knowledge, it is the exclusive owner of all rights, titles and interests in the Licensed Patents and License Software or otherwise has the right, power and authority to grant Parker the licenses herein granted. 11.1.2 Vanderbilt hereby represents and warrants to Parker that, as of the Effective Date, to the best of Vanderbilt’s knowledge, the execution and performance of Vanderbilt’s obligations under this Agreement do not conflict with, cause a default under, or violate any existing contractual obligation that may be owed by Vanderbilt to any third party. Vanderbilt states and Parker acknowledges that as of the Effective Date of this Agreement, the patent rights for the Category 2 Licensed Patents have been licensed by Vanderbilt to a third party. 11.1.3 Vanderbilt hereby represents and warrants to Parker that, as of the Effective Date, to the best of Vanderbilt’s knowledge, there are no liens, claims against, or other encumbrances on Vanderbilt’s title to, and Vanderbilt has not previously licensed, conveyed, or otherwise granted rights to any other party with respect to the Licensed Patents or Licensed Software, and no third party holds any interest in or claim to the Licensed Rights except as may follow: as stated in Sections 2.3 and 2.4 of this Agreement. However, Vanderbilt states and Parker acknowledges that as of the Effective Date of this Agreement, the patent rights for the Category 2 Licensed Patents have been licensed by Vanderbilt to a third party. 11.1.4 Vanderbilt hereby represents and warrants to Parker that, during the term of this Agreement, Vanderbilt shall not encumber the title or grant any rights to any third party under the Licensed Patents or Licensed Software inconsistent with rights of Parker then in effect and as stated in this Agreement. 11.1.5 No prior search having been made, Vanderbilt hereby represents and warrants to Parker that, as of the Effective Date, to the best of Vanderbilt’s knowledge, there is no pending or CONFIDENTIAL -Page 27 of 36- threatened infringement claim related to any of the Licensed Patents or Licensed Software licensed hereunder. 11.2 Representations, Warranties and Covenants of Parker. 11.2.1 Parker hereby represents and warrants to Vanderbilt that as of the Effective Date, to the best of Parker’s knowledge, the execution and performance of Parker’s obligations under this Agreement do not conflict with, cause a default under, or violate any existing contractual obligation that may be owed by Parker to any third party. 11.2.2 Parker hereby represents, warrants and covenants to Vanderbilt that Licensed Products produced under the licenses granted herein will be manufactured in accordance in all material respects with applicable federal, state and local laws, rules and regulations, including in accordance in all material respects with all applicable rules and regulations of the FDA. 11.3 Disclaimers. 11.3.1 Except as expressly provided herein, Parker acknowledges and agrees that all rights licensed by Vanderbilt hereunder are licensed “as is” and without any representation, indemnification or warranty with respect to possible infringement of third party rights. Nothing in this Agreement shall be construed as (i) a warranty or representation by Vanderbilt as to the validity or scope of any Licensed Patents, (ii) a warranty or representation that anything made, used, imported, developed, promoted, offered for sale, sold, or otherwise disposed of under any license granted in this Agreement does not or will not infringe patents, trade secrets or other proprietary rights; (iii) a representation or warranty of operability or that development of a commercial product is possible; (iv) an obligation to bring or prosecute actions or suits against third parties for infringement; (v) conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof of Parker or Vanderbilt; (vi) conferring by implication, estoppel or otherwise any license or rights under any patents of Vanderbilt other than the Licensed Patents regardless of whether such patents are dominant or subordinate to any Licensed Patents; and (vii) any other representations or warranties, either express or implied, unless specified in this Agreement. 11.3.2 Except as expressly provided herein, the furnishing of Confidential Information by Vanderbilt shall not be interpreted to convey any grant of rights, titles, interests, options or licenses to Parker under any of the Licensed Patents or other patents. 11.3.3 VANDERBILT DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY STATED IN THIS ARTICLE, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WITH RESPECT TO THE LICENSED PATENTS OR LICENSED SOFTWARE, OR TO ANY LICENSED PRODUCTS, AND INCLUDING WARRANTIES WITH RESPECT TO THE SCOPE, VALIDITY OR ENFORCEABILITY OF ANY OF THE LICENSED PATENTS, THAT ANY PATENT WILL ISSUE BASED UPON ANY OF THE PENDING APPLICATIONS COMPRISING SAME, OR THAT THE USE OF ANY OF THE LICENSED PATENTS WILL NOT INFRINGE OTHER INTELLECTUAL PROPERTY RIGHTS. IN NO EVENT WILL CONFIDENTIAL -Page 28 of 36- VANDERBILT, OR THE VANDERBILT INDEMNITEES, BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND, LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR PUNITIVE DAMAGES, WHETHER GROUNDED IN TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, CONTRACT OR OTHERWISE, REGARDLESS OF WHETHER VANDERBILT IS ADVISED, HAS REASON TO KNOW, OR IN FACT KNOWS OF THE POSSIBILITY OF SUCH DAMAGES. VANDERBILT WILL HAVE NO RESPONSIBILITIES OR LIABILITIES WHATSOEVER WITH RESPECT TO LICENSED PRODUCTS. 11.3.4 Neither Party shall make any statements, representations or warranties whatsoever to any third parties which are inconsistent with the foregoing. In no event shall the Indemnitees be liable for damages in excess of amounts Vanderbilt has received from Parker under this Agreement. Article 12 COMPLIANCE 12.1 Compliance with Law. Parker shall have the sole obligation for compliance with, and shall ensure that any of its Affiliates and Sublicensees comply with, all government statutes and regulations that relate to Licensed Products and its activities pursuant to this Agreement. 12.2 Marking. Parker and its Sublicensees shall mark all Licensed Products made or sold in the United States in accordance with 35 U.S.C. §287(a), and will mark all Licensed Products made or sold in other countries in accordance with the laws and regulations then applicable in each such country; and Parker agrees that improper or defective patent marking shall be a breach of this Agreement. 12.3 Export Controls. The Parties shall comply with all US export laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, and the Office of Foreign Assets Control sanctions, where applicable. In the event any information or item is export-controlled, the Parties shall provide written notice outlining the nature of the controlled information or item. No Party shall export, directly or indirectly, any controlled item without first obtaining the necessary export license or government approval. Further, no Party shall share any controlled, proprietary, or otherwise sensitive information or items with restricted or sanctioned persons or entities. 12.4 Anti-Kickback and Stark Law. It is the intention of the Parties to comply with all applicable laws, rules, and regulations, including (i) the federal anti-kickback statute (42 U.S.C. §1320a-7b) and related safe harbor regulations, and (ii) the Limitation Certain Physician Referrals (42 U.S.C. §1395nn, the “Stark Law”) and related regulations. Accordingly, the Parties agree and acknowledge that no consideration received under this Agreement is, or is intended to be, a prohibited payment for the recommending or arranging for the referral of business or ordering of items or services, nor is any such consideration intended to induce illegal referrals of business.

CONFIDENTIAL

12.5 Debarment. Parker hereby represents and warrants that it has not been debarred, suspended, excluded or otherwise determined to be ineligible to participate in federal healthcare programs or federal procurement and non-procurement programs (collectively, "Debarred") and Parker agrees not to engage or assign any employee, agent or contractor ("Agent") to perform services under this Agreement who has been Debarred. Parker acknowledges that Vanderbilt shall have the right to terminate this Agreement in accordance with Section 7.3 in the event that Parker or an Agent is Debarred. Accordingly, Parker shall provide Vanderbilt with prompt notice if during the Term Parker (a) receives notice of action or threat of action with respect to its Debarment or (b) becomes Debarred.

12.6 Conflict of Interest. Parker acknowledges that Vanderbilt's employees and medical and professional staff members and the employees and staff members of Vanderbilt's Affiliates are subject to the applicable policies of Vanderbilt and such Affiliates, including, without limitation, policies regarding conflicts of interest, intellectual property and other matters. Parker shall not enter into any oral or written agreement with such employee or staff member which conflicts with any such policy which Vanderbilt has made available to Parker.

12.7 Tax Exempt Status. The Parties recognize that Vanderbilt is a non-profit, tax-exempt organization and agree that this Agreement will take into account and be consistent with Vanderbilt's tax-exempt status.

Article 13
NON-USE OF NAMES AND PUBLICITY

13.1 Non-Use of Names. Neither Party shall use the name, trademark, service mark, trade name, or symbol or any adaptation thereof of the other Party or of any of its trustees, directors, officers, employees, faculty, Inventors, affiliated investigators, agents and representatives, medical and professional staff, students or Affiliates for advertising, marketing, endorsement, promotional or sales literature, publicity, public announcement or disclosure or in any document employed to obtain funds or financing without the specific prior written consent of an authorized representative of the other Party or individual whose name is to be used as to each such use.

13.2 Publicity. The Parties will maintain the terms of this Agreement confidential, and neither Party shall issue any press release or other public statements related to this Agreement without the specific prior written consent of an authorized representative of the other Party as to each such use; provided that the Parties may make factual statements that Parker has a license from Vanderbilt under one or more of the patents or patent applications comprising the Licensed Patents and regarding the type and extent of the license.

Article 14
ASSIGNMENT

14.1 This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted assigns and successors in interest. Except as expressly permitted in this Agreement, Parker shall not assign, delegate or subcontract any of its rights or obligations under this Agreement without the prior written consent of Vanderbilt.

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14.1.1 No such consent will be required to assign this Agreement to an Affiliate, or to a successor in connection with a merger or consolidation of Parker, or to the purchaser of all or substantially all the assets of Parker to which this Agreement relates, provided that: (i) Parker is not in breach of this Agreement; (ii) such successor or purchaser shall agree in writing to be bound by the terms and conditions hereof prior to such assignment; (iii) Parker shall provide Vanderbilt with evidence to demonstrate that such successor or purchaser has or is likely to acquire, in a reasonable period of time, capital and personnel resources sufficient to fulfill the obligations it is assuming hereunder; and (iv) Parker shall notify Vanderbilt in writing of any assignment and provide a copy of an assumption agreement (pursuant to which such transferee shall have agreed in writing to be bound by the terms and conditions of this Agreement) to Vanderbilt within thirty (30) days of assignment. Following such assignment, the term "Parker" as used herein shall include the assignee.

14.1.2 Any attempted assignment in contravention of this Section 14 shall be null and void.

Article 15
MISCELLANEOUS

15.1 Payments and Notices. Any notice given under this Agreement shall be in writing and shall be deemed delivered when sent by certified first class mail, or by overnight courier with confirmed receipt, addressed to the Parties as follows (or at such other addresses as the Parties may notify each other in writing):

Parker: Parker Hannifin Corporation 6035 Parkland Boulevard Cleveland, Ohio 44124-4141 Attention: General Counsel	Vanderbilt: Center for Technology Transfer and Commercialization Vanderbilt University 1207 17th Avenue S., Suite 105 Nashville, TN 37212 Attention: Assistant Vice Chancellor

15.2 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

15.3 Interpretation. The headings contained in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement. The words "include" or "including" shall be construed as incorporating, also, "but not limited to" or "without limitation." The Parties acknowledge that each Party has read and negotiated the language used in this Agreement. Because all Parties participated in negotiating and drafting this Agreement, no rule of construction will apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party's role in drafting this Agreement.

15.4 Amendment and Waiver. No waiver, modification, release or amendment of any obligation under this Agreement shall be valid or effective unless in writing and signed by an authorized

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representative of the Party to be bound and explicitly references this Agreement and specifies that it is the Parties' intent to modify the terms and/or conditions set forth herein. The Parties acknowledge that invoices, purchase orders or other mechanisms for administering any payment or other obligation set forth herein shall not contain terms and conditions separate from, in addition to, and/or in conflict with this Agreement, and that any such terms, if present, shall be void and without effect, and shall not be enforceable by any Party hereto. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

15.5 Entire Agreement. The Parties hereto agree that this Agreement (including any attachments, appendices, exhibits or the like) sets forth the entire agreement and understanding of the Parties as to the subject matter hereof, and supersedes any and all prior written and oral agreements, understandings, promises or offers, including any term sheet which preceded its drafting, but does not supersede any confidentiality, research, or non-disclosure agreement between the Parties.

15.6 Independent Contractors. For the purpose of this Agreement, each Party shall be, and shall be deemed to be, an independent contractor and not an agent, partner, joint venturer or employee of the other Party. Neither Party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other Party, except as may be explicitly authorized in writing.

15.7 Counterparts. This Agreement and any amendment hereto may be executed in counterparts, including by facsimile or by electronic scan copies delivered by email, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument. Electronic signatures shall be deemed original signatures and of same legal effect for purposes of validity, enforceability, and admissibility.

15.8 Force Majeure. The default by either party under any term or provision of the Agreement(s) on its respective part to be observed and performed shall be excused in the event, to the extent, and only during the period that the same arises from or is incident to unforeseen causes beyond the control of the excused party and not resulting from its fault or negligence, including, but not limited to, accidents, strikes or labor disputes, acts of any government or government agency, acts of nature, pandemics, epidemics or other serious widespread illness(es), public health emergency(ies), delays or failures in delivery from carriers or suppliers, shortages of materials, or any other cause beyond the nonperforming party's reasonable control. The nonperforming party, however, shall be diligent in attempting to remove any such cause and shall promptly notify the other party of its extent and probable duration. If the nonperforming party who has delayed performance or not performed on account of circumstances beyond its control is unable to remove the causes within thirty (30) days, the other party shall have the right to terminate, without penalty, this Agreement or any portion thereof.

* * * * * * *

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

PARKER-HANNIFIN CORPORATION

By: ______________________
Berend Bracht

Title: President, Motion Systems Group

Date: 3/2/2022

By: ______________________
Mark T. Czaja

Title: Chief Technology & Innovation Officer

Date: 28 February 2022

VANDERBILT UNIVERSITY

By: ______________________
Padma Raghavan

Title: Vice Provost for Research

Date: 2/15/22

By: Eric Bymaster
Eric Bymaster

Title: Associate Vice Chancellor for Finance

Date: 18 February 2022

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CONFIDENTIAL -Page 33 of 36- Appendix A LICENSED PATENTS CATEGORY 1 LICENSED PATENTS 1. VU 18111: Knee Prosthesis with Swing Assist a. Pending US patent application 16/961,723 b. Pending EPO patent application 19744587.7 Inventors: Almaskhan Baimyshev, Harrison Bartlett, Michael Goldfarb, Jantzen Lee 2. VU 20094: Intent recognition a. Pending PCT application PCT/US21/18246 Inventors: Michael Goldfarb, Jantzen Lee 3. VU 17092CON1: a. Issued US Patent 11,213,408 Inventors: Harrison Bartlett, Michael Goldfarb, Brian Lawson CATEGORY 2 LICENSED PATENTS 1. VU 17092: Linear Actuator for Asymmetric Power Generation and Dissipation a. Issued US patent 10,925,754 b. Pending EPO application 18739115.6 Inventors: Harrison Bartlett, Michael Goldfarb, Brian Lawson 2. VU 17101: Constant Volume Hydraulic Actuator a. Issued US patent 11,131,192 b. Pending EPO application 19746562.8 Inventors: Harrison Bartlett, Michael Goldfarb, Beau Johnson CONFIDENTIAL -Page 34 of 36- Appendix B LICENSED SOFTWARE 1. VU 22032: U.S. Copyright registration Number AAAAAAAAA assigned to Vanderbilt University, registered at the U.S. Copyright Office with an effective date of MMMMMM corresponding to computer code entitled “VU Hydraulic SA-MPK: Firmware.” Authors: Michael Goldfarb, Jantzen Lee, Don Truex 2. VU 22034: U.S. Copyright registration Number BBBBBB assigned to Vanderbilt University, registered at the U.S. Copyright Office with an effective date of MMMMMM corresponding to computer code entitled “VU Hydraulic SA-MPK: Control Software” Authors: Michael Goldfarb, Jantzen Lee, David Marsh Vanderbilt agrees to furnish the copyright registration numbers for VUs 22032 and 22034 to Parker within ten (10) days of receiving the same from the U.S. Copyright office. CONFIDENTIAL -Page 35 of 36- Appendix C TECHNICAL INFORMATION 1. VU 22029: VU hydraulic SA-MPK Technical Report 2. VU 22031: VU SA-MPK: Load cell CAD Drawings and Report 3. VU 22033: VU Hydraulic SA-MPK: Electronic Schematics and CAD Files 4. VU 22035: VU Hydraulic SA-MPK CAD Drawings 5. VU 22036: VU Hydraulic SA-MPK Physical Prototype CONFIDENTIAL -Page 36 of 36- Appendix D QUARTERLY REPORTS These reports shall include at least the following, on a Licensed Product-by-Licensed Product and country-by-country basis: (i) The gross amount billed by Parker and Sublicensees for the sale of Licensed Products for the Parker Financial Year quarter being reported; (ii) Net Sales including applicable deductions recognized by Parker and Sublicensees for Licensed Products, and an accounting of any non-monetary consideration, if any, for each Licensed Product sold by Parker and each Sublicensee during the Parker Financial Year quarter being reported; (iii) The payment due to Vanderbilt under running royalties (Section 3.2) for the Parker Financial Year quarter being reported; (iv) If applicable for the Parker Financial Year quarter being reported, the amount of the Difference paid to Vanderbilt under Minimum Annual Royalty (Section 3.6) to be credited against the payment otherwise due to Vanderbilt under running royalties (Section 3.2) for the Parker Financial Year quarter being reported; (v) Names and addresses of all Sublicensees of Parker, if any, during the Parker Financial Year quarter being reported; (vi) Sublicensing Revenue, if any, received during the Parker Financial Year quarter being reported from each Sublicensee, identifying the types of payment as further described in the definition of Sublicensing Revenues; and (vii) Payments due to Vanderbilt, if any, under Sublicensing Payments (Section 3.9) for the Parker Financial Year quarter being reported.